UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 6, 2004

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
 (Address of principal executive offices) (Zip Code)

(301) 581-0600
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

    The Board of Directors of Coventry Health Care, Inc. (NYSE:CVH) has named a new director, L. Dale Crandall, to serve on the Board beginning January 1, 2004. Mr. Crandall is the former President and Chief Operating Officer of Kaiser Foundation Health Plan and Kaiser Foundation Hospitals. Prior to that, Mr. Crandall was Executive Vice President and Chief Financial Officer of APL Limited, a large international shipping company and he was a managing partner with Price Waterhouse LLP. His experience includes the development and implementation of corporate strategy, health care operations, mergers and acquisitions, tax planning, design and deployment of insurance products, finance, information technology, cost management programs, human resources, facilities and national purchasing. He currently serves as a director on the Boards of other public and private companies. Mr. Crandall lives in California.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

/s/ Dale B. Wolf

Dale B. Wolf
Executive Vice President, Chief Financial Officer and Treasurer

Dated: January 6, 2004